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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


      The subsidiaries of American Lawyer Media Holdings, Inc. are as follows:

NAME                                                       JURISDICTION OF INCORPORATION
American Lawyer Media, Inc.............................    Delaware


      The subsidiaries of American Lawyer Media, Inc. are as follows:

NAME                                                       JURISDICTION OF INCORPORATION
The New York Law Publishing Company.....................   New York


      The subsidiaries of The New York Law Publishing Company are as follows:

NAME                                                       JURISDICTION OF ORGANIZATION
NLP IP Company..........................................   Delaware
American Lawyer Media
 International Holdings Limited.........................   England
American Lawyer Media
 International Limited..................................   England